UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 3, 2010
(Date of Report/Date of earliest event reported)

BANK MUTUAL CORPORATION
(Exact name of registrant as specified in its charter)

WISCONSIN (State or other jurisdiction of incorporation)	000-31207 (Commission File Number)	39-2004336 (IRS Employer Identification No.)
4949 West Brown Deer Road
Milwaukee, Wisconsin 53223
(Address and zip code of principal executive offices)
(414) 354-1500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
SIGNATURES

Item 5.07. Submission of Matters to a Vote of Security Holders.
Bank Mutual Corporation (the “Company”) held its 2010 Annual Meeting of Shareholders on May 3, 2010. The shareholders (i) elected three members of the Company’s Board of Directors to serve until the Annual Meeting in the year 2013; and (ii) ratified the Audit Committee’s selection of Deloitte & Touche LLP as the Company’s independent auditors for 2010. There were 45,474,835 outstanding shares eligible to vote as of March 1, 2010, the record date for the 2010 Annual Meeting.
The directors elected to the Company’s Board for terms expiring at the Annual Meeting in the year 2013, as well as the number of votes cast for, votes withheld and broker non-votes with respect to each of these individuals, are set forth below:

Director	Votes For*	Votes Withheld	Broker Non-votes
Richard A. Brown	32,948,180	875,419	4,874,144
Mark C. Herr	33,027,553	796,046	4,874,144
J. Gus Swoboda	32,821,400	1,002,198	4,874,144
The terms of office for the following directors continue until the Annual Meeting in the year set forth below:

Director	Term
David C. Boerke	2011
Thomas J. Lopina, Sr.	2011
Robert B. Olson	2011
Thomas H. Buestrin	2012
Michael T. Crowley, Jr.	2012
William J. Mielke	2012
At the 2010 Annual Meeting, the proposal to ratify the Audit Committee’s selection of Deloitte & Touche LLP as the Company’s independent auditors for 2010 received the following votes:

Amount*
Votes for approval:	37,930,211
Votes against:	434,970
Abstentions:	332,560
Broker Non-votes:	0
* * * * *

*	Total votes cast vary due to the rounding of fractional share interests.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2010	BANK MUTUAL CORPORATION (Registrant)
	By:	/s/ Michael W. Dosland
Michael W. Dosland
Senior Vice President and Chief Financial Officer

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